UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

APERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(Address of principal executive offices)

(281) 403-5772

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreements with Dover Corporation

On May 9, 2018, Apergy Corporation (“Apergy”) entered into definitive agreements with Dover Corporation, the parent and owner of 100% of Apergy’s common stock at that time (“Dover”), that, among other things, set forth the terms and conditions of the separation of Apergy from Dover (the “Separation”) and provide a framework for Apergy’s relationship with Dover after the Separation, including the allocation between Dover and Apergy of Dover’s and Apergy’s assets, employees, liabilities and obligations attributable to periods prior to, at and after the Separation. In addition to the Separation and Distribution Agreement, which contains many of the key provisions related to the spin-off of Apergy and the distribution of 100% of Apergy’s outstanding common stock, par value $0.01 per share, to Dover’s shareholders (the “Distribution”), the parties also entered into, on May 9, 2018, an Employee Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement.

Separation and Distribution Agreement

On May 9, 2018, Apergy entered into a Separation and Distribution Agreement with Dover that sets forth, among other things, the agreements between Apergy and Dover regarding the principal transactions necessary to effect the Separation and the Distribution. It also sets forth other agreements that govern certain aspects of Apergy’s ongoing relationship with Dover after the completion of the Separation and Distribution. The Separation and Distribution Agreement provides that:

•	Assets exclusively related to and liabilities to the extent relating to the Apergy businesses will be retained by or transferred to Apergy or one of Apergy’s subsidiaries.

•	All assets of Dover, other than the Apergy assets, and all liabilities to the extent relating to Dover’s retained business, will be retained by or transferred to Dover or one of its subsidiaries (other than Apergy or one of Apergy’s subsidiaries).

•	Liabilities related to, arising out of or resulting from businesses of Dover that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by, or associated with, such parties or their respective businesses (subject to certain exceptions).

•	Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, all out-of-pocket costs and expenses incurred by Dover or Apergy in connection with the Separation will be allocated between Dover and Apergy as disclosed in or contemplated by Apergy’s Information Statement (the “Information Statement”), which is included as Exhibit 99.1 to Apergy’s Form 10 filed with the Securities and Exchange Commission on April 11, 2018.

Certain liabilities and obligations to be assumed by one party or for which one party has an indemnification obligation under the Separation and Distribution Agreement and the other agreements relating to the Separation may continue to be the legal or contractual liabilities or obligations of the other party. The party that continues to be subject to such liability or obligation will rely on the party that assumed the liability or obligation or the party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, to satisfy the performance and payment obligations or indemnification obligations with respect thereto. In addition, the Separation and Distribution Agreement provides for cross-indemnities that are principally designed to place financial responsibility for the obligations and liabilities of Apergy’s business with Apergy and financial responsibility for the obligations and liabilities of Dover’s business with Dover.

Employee Matters Agreement

On May 9, 2018, Apergy and Dover entered into an Employee Matters Agreement which governs the respective rights, responsibilities and obligations of the parties in connection with the Separation with respect to employee-related matters. The Employee Matters Agreement provides for the allocation and treatment of assets and liabilities, as applicable, arising out of incentive plans, retirement plans, and employee health and welfare benefit programs in which Apergy’s employees participated prior to the Separation, and the treatment of outstanding Dover incentive awards. In general, Apergy assumed liabilities relating to its current and former employees incurred before the Separation. Dover retained liabilities accrued prior to the Separation relating to certain Apergy participants in

Dover’s U.S. defined benefit pension plan. Pursuant to the Employee Matters Agreement, other than with respect to Dover performance shares, outstanding Dover equity awards held by Apergy employees were converted to Apergy equity awards and outstanding Dover equity awards held by Dover employees and non-employee directors were equitably adjusted, in each case, as of May 9, 2018. Then-outstanding Dover performance shares held by Apergy employees which related to a performance period ending after the Separation were cancelled as of immediately prior to the Separation.

Tax Matters Agreement

On May 9, 2018, Apergy and Dover entered into a Tax Matters Agreement which governs Apergy’s and Dover’s respective rights, responsibilities and obligations after the Distribution with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Distribution or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

In general, under the agreement:

•	Apergy and Dover will each be liable for all pre-Distribution U.S. federal income taxes, foreign income taxes and non-income taxes imposed on them or any of their subsidiaries;

•	Apergy and Dover will each be liable for 50 percent of certain taxes that are incurred as a result of the restructuring activities undertaken to effectuate the Distribution or as a result of the application of certain rules relating to consolidated federal income tax returns;

•	Apergy will be liable for taxes incurred by Dover that may arise if Apergy takes, or fails to take, as the case may be, certain actions that may result in the Distribution failing to meet the requirements of a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Apergy and Dover will each be liable for 50 percent of taxes incurred by Dover upon the Distribution failing to meet the requirements for a tax-free distribution under Section 355 of the Code, where such failure was the result of an act or failure to act on the part of both Apergy and Dover or neither Apergy or Dover; and

•	Apergy and Dover will each be liable for any transition tax under Section 965 of the Code resulting from the deferred foreign income of any of their non-U.S. subsidiaries (determined following the Distribution).

Neither party’s obligations under the agreement will be limited in amount or subject to any cap.

Apergy also agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the Separation, the Distribution and certain related transactions. Apergy and certain of its subsidiaries are barred from taking any action, or failing to take any action, where such action or failure to act may be expected to result in any increased tax liability or reduced tax attribute of Dover or any of its subsidiaries (determined following the Distribution). In addition, during the time period ending two years after the date of the Distribution, these covenants include specific restrictions on the ability of Apergy and certain of its subsidiaries to:

•	issue or sell stock or other securities (including securities convertible into Apergy stock but excluding certain compensatory arrangements);

•	cease to actively conduct its business or dispose of assets outside the ordinary course of business; and

•	enter into certain other corporate transactions which would cause Apergy to undergo a 40% or greater change in its stock ownership.

Apergy generally agreed to indemnify Dover and its affiliates against any and all tax-related liabilities incurred by them relating to the Separation, the Distribution and/or certain related transactions to the extent caused by an acquisition of Apergy stock or assets or by any other action or failure to act undertaken by Apergy or its affiliates. This indemnification provision will apply even if Apergy is permitted to take an action that would otherwise have been prohibited under the tax-related covenants described above.

Transition Services Agreement

On May 9, 2018, Dover and Apergy entered into a Transition Services Agreement pursuant to which Dover agreed to provide Apergy with various services, including certain information technology services, and Apergy agreed to provide Dover with various services, including certain services related to transitioning operations.

Apergy will pay a fee to Dover for any services utilized under the Transition Services Agreement at an agreed amount as set forth in the agreement, which fee is generally intended to allow Dover to recover all of its direct and indirect costs, generally without profit. Except as provided otherwise in the Transition Services Agreement, or with respect to specific services with other specified terms, the initial term of the Transition Services Agreement will end on January 31, 2019, and the term may then be extended until the one-year anniversary of execution of the Transition Services Agreement or such other period set forth on the schedules thereto (subject to earlier termination under certain circumstances).

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement, which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Debt Financing for the Separation and Distribution

Senior Secured Credit Facilities

On May 9, 2018, Apergy entered into a new credit agreement (the “Credit Agreement”) governing the terms of its new senior secured credit facilities, consisting of (i) a seven-year senior secured term loan B facility (the “Term Loan Facility”) and (ii) an undrawn five-year senior secured revolving credit facility (the “Revolving Credit Facility,” together with the Term Loan Facility, the “Senior Secured Credit Facilities”), with Apergy as borrower and certain of its current and future wholly owned U.S. subsidiaries as guarantors (the “Guarantors”), JPMorgan Chase Bank, N.A. as administrative agent, and the lenders from time to time party thereto.

The proceeds of the Senior Secured Credit Facilities are expected to be used (i) to pay fees and expenses payable in connection with the Separation, (ii) to pay amounts payable to Dover and (iii) for working capital and other general corporate purposes of Apergy and the Guarantors.

Term Loan Facility

The Term Loan Facility will have an initial commitment of $415 million. The full amount of the Term Loan Facility was funded in a single drawing on May 9, 2018. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed. The Term Loan Facility will mature seven years from May 9, 2018.

Revolving Credit Facility

The Revolving Credit Facility consists of a five-year senior secured revolving credit facility with aggregate commitments in an amount equal to $250 million, of which up to $50 million is available for the issuance of letters of credit. Amounts repaid under the Revolving Credit Facility may be reborrowed. The Revolving Credit Facility will mature five years from May 9, 2018.

Guarantees and Collateral

The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities will be unconditionally guaranteed jointly and severally on a senior secured basis by Apergy and the Guarantors, and are expected to be secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of Apergy and each Guarantor (including (i) a perfected pledge of all of the capital stock of each direct, wholly-owned subsidiary held by Apergy or any Guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, equipment, general intangibles, investment property, intellectual property, material fee-owned real property, intercompany notes and proceeds of the foregoing) except for certain excluded assets.

Mandatory Prepayments

Subject to certain exceptions, the Term Loan Facility will be subject to mandatory prepayments, including the amount equal to: 100% of the net cash proceeds from the incurrence of indebtedness by Apergy and its restricted subsidiaries not permitted under the Senior Secured Credit Facilities; 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Apergy and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions), subject to (i) reinvestment periods and (ii) step-downs to 75% and 50% based on certain leverage targets; and 50% of excess cash flow with step-downs to 25% and 0% based on certain leverage targets.

Voluntary Prepayments

Apergy may voluntarily prepay amounts outstanding under the Term Loan Facility in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following May 9, 2018 on the amount of loans prepaid or repaid in connection with a repricing transaction), subject to the payment of customary breakage costs in the case of LIBOR rate loans. Apergy may voluntarily prepay and reborrow amounts outstanding under the Revolving Credit Facility in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs in the case of LIBOR rate loans.

Commitments under the Revolving Credit Facility may be reduced in whole or in part at any time without premium or penalty.

Interest Rates and Fees

At Apergy’s election, outstanding borrowings under the Senior Secured Credit Facilities will accrue interest at a per annum rate of (i) a LIBOR rate plus the applicable spread or (ii) a base rate plus the applicable spread.

During an event of default, overdue amounts under the Senior Secured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest.

Apergy will pay certain fees with respect to the Senior Secured Credit Facilities, including an unused commitment fee on the undrawn portion of the Revolving Credit Facility as well as certain other unused fees.

Covenants

The Senior Secured Credit Facilities contain a number of customary covenants that, among other things, will limit or restrict the ability of Apergy and the restricted subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements.

In addition, Apergy will be required to comply on a quarterly basis with (a) a minimum interest coverage ratio (consolidated EBITDA to consolidated interest expense) and (b) varying maximum leverage targets.

Events of Default

The Senior Secured Credit Facilities contain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; and change of control.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Notes

On May 9, 2018, Apergy and the Guarantors entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture dated as of May 3, 2018 (the “Original Indenture”), by and between Apergy and Wells Fargo Bank, National Association, as trustee, with respect to the issuance of $300 million in aggregate principal amount of Apergy’s 6.375% Senior Notes due 2026 (the “Notes”). Pursuant to the Supplemental Indenture, the Guarantors agreed to be bound by the terms, conditions and other provisions of the Original Indenture and to guarantee, on a senior unsecured basis, the payment of all obligations of Apergy as described in the Original Indenture.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “—Debt Financing for the Separation and Distribution” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included under Item 5.03 of this Current Report on Form 8-K regarding the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Apergy was a 100% owned subsidiary of Dover immediately prior to the Distribution. On May 9, 2018, Dover completed the Distribution of 100% of the outstanding capital stock of Apergy to holders of Dover common stock as of 5:00 p.m., New York time, on April 30, 2018, the record date for the Distribution (the “Record Date”). Dover holders of record received one share of Apergy common stock for every two shares of Dover common stock held as of the Record Date. Following completion of the Distribution, Apergy is an independent, publicly traded company, and Dover retains no ownership interest in Apergy. The description of the spin-off included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Equity Compensation, Incentive and Other Benefit Plans

In connection with the Distribution, effective as of May 9, 2018, the Board of Directors of Apergy (and in the case of the Deferred Compensation Plan (as defined below), the Board of Directors of Apergy USA, Inc., a subsidiary of Apergy) adopted the following equity compensation, incentive and other benefit plans for Apergy’s executive officers, employees and non-employee directors:

•	Apergy Corporation 2018 Equity and Cash Incentive Plan (the “2018 Plan”);

•	Apergy Corporation Executive Officer Annual Incentive Plan (the “AIP”);

•	Apergy USA, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”);

•	Apergy Corporation Executive Severance Plan (the “Executive Severance Plan”); and

•	Apergy Corporation Senior Executive Change-in-Control Severance Plan (the “CIC Severance Plan”).

The 2018 Plan was also approved by Dover in its capacity as the sole stockholder of Apergy prior to the Distribution. The 2018 Plan is intended to foster behavior that will produce the greatest increase in value for shareholders, reinforce key company goals and objectives that help drive shareholder value, and attract, motivate and retain officers, key employees and directors. A total of 6,500,000 shares of common stock are reserved for issuance under the 2018 Plan, subject to adjustment resulting from stock dividends, stock splits and similar changes. The material terms of the 2018 Plan are described in the Information Statement under the section entitled “Management—New Apergy Plans—Long-Term Incentive Plan,” which section Apergy is filing as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02. The AIP permits annual cash bonuses to executive officers based upon satisfaction of pre-established performance targets. The Deferred Compensation Plan was established by Apergy USA, Inc. to administer the deferred compensation liabilities it has assumed pursuant to the Employee Matters Agreement. The Executive Severance Plan entitles eligible executives to receive severance payments if the executive’s employment is terminated by Apergy without cause, as such term is defined in the Executive Severance Plan. The CIC Severance Plan entitles eligible executives to receive severance payments if, within 18 months after the change-in-control, either the executive’s employment is terminated by Apergy without “cause” or the executive terminates employment for “good reason,” as such terms are defined in the CIC Severance Plan. Apergy also adopted a form of restricted stock unit award letter (the “RSU Award Letter”) and a form of performance share award letter (the “PSU Award Letter”), all pursuant to the 2018 Plan.

The foregoing description of the 2018 Plan, the AIP, the Deferred Compensation Plan, the Executive Severance Plan, the CIC Severance Plan, the RSU Award Letter and the PSU Award Letter is qualified in its entirety by reference to the complete terms and conditions of such plans and letters, which are filed herewith as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, and are incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of May 8, 2018, prior to the Distribution, the certificate of incorporation of Apergy was amended and restated (the “Amended and Restated Certificate of Incorporation”) and the bylaws of Apergy were amended and restated (the “Amended and Restated By-Laws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws is included in the Information Statement under the section entitled “Description of Apergy Capital Stock,” which section Apergy is filing as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and which are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On May 9, 2018, Apergy issued a press release announcing the completion of the Distribution and the start of Apergy’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

3.1	Amended and Restated Certificate of Incorporation of Apergy Corporation.

3.2	Amended and Restated By-Laws of Apergy Corporation.

4.1	Supplemental Indenture, dated as of May 9, 2018, between the Guarantors and Wells Fargo Bank, National Association, as Trustee.

10.1	Employee Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.2	Tax Matters Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.3	Transition Services Agreement, dated May 9, 2018, by and between Dover Corporation and Apergy Corporation.

10.4	Credit Agreement, dated as of May 9, 2018, among Apergy Corporation, as borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.5	Apergy Corporation 2018 Equity and Cash Incentive Plan.

10.6	Apergy Corporation Executive Officer Annual Incentive Plan.

10.7	Apergy USA, Inc. Executive Deferred Compensation Plan.

10.8	Apergy Corporation Executive Severance Plan.

10.9	Apergy Corporation Senior Executive Change-in-Control Severance Plan.

10.10	Form of award grant letter for restricted stock unit awards made under the Apergy Corporation 2018 Equity and Cash Incentive Plan.

10.11	Form of award grant letter for performance share awards made under the Apergy Corporation 2018 Equity and Cash Incentive Plan.

99.1	Excerpts from Apergy Corporation’s Information Statement, dated as of April 19, 2018.

99.2	Press Release of Apergy Corporation, dated May 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERGY CORPORATION

Date: May 10, 2018	By:	/s/ Julia Wright
Julia Wright
Senior Vice President, General Counsel and Secretary